Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Lawrence H. Hayward, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Leslie’s Poolmart, Inc. on Form 10-Q for the fiscal quarter ended July 3, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Leslie’s Poolmart, Inc.

Dated: August 11, 2010

By:	/s/ Lawrence H. Hayward
Name:	Lawrence H. Hayward
Title:	Chief Executive Officer

I, Steven L. Ortega, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Leslie’s Poolmart, Inc. on Form 10-Q for the fiscal quarter ended July 3, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Leslie’s Poolmart, Inc.

Dated: August 11, 2010

By:	/s/ Steven L. Ortega
Name:	Steven L. Ortega
Title:	Executive Vice-President and Chief Financial Office